Exhibit 99.1

Red Hat Plans to List Shares on the New York Stock Exchange

New ticker symbol to become “RHT”

RALEIGH, NC - November 17, 2006 - Red Hat, Inc. (NASDAQ: RHAT), the world’s leading provider of open source solutions, today announced that it has filed an application to list its common stock on the New York Stock Exchange. Upon approval of its application, the Company anticipates that its shares of common stock will begin trading on the NYSE on December 12, 2006, under the symbol “RHT”. Until that time Red Hat will continue to trade on the NASDAQ Stock Market under the symbol “RHAT”.

“The move to the New York Stock Exchange is a significant event for Red Hat. We believe that listing on the New York Stock Exchange will increase Red Hat’s visibility among investors, reduce trading volatility and offer more efficient pricing,” said Charlie Peters, CFO at Red Hat. “We are grateful to the NASDAQ Stock Market for the role it has played in our Company’s growth. We are excited to begin this new chapter in Red Hat’s history.”

Red Hat’s initial public offering was in August, 1999. Today Red Hat has a market value of over $3 Billion and has delivered 14 consecutive quarters of profitability. Recently Red Hat was included on the 2006 FORTUNE List of Fastest-Growing Companies. The Company also placed second on the Business 2.0 list of Fastest-Growing Technology Companies this year.

“Red Hat is a great brand, innovator, and leading global technology enterprise,” said John A. Thain, CEO of NYSE Group, Inc. “As the world’s leading open source solution provider, Red Hat is redefining its industry and providing exceptional value to customers throughout the world. We welcome Red Hat to the New York Stock Exchange and look forward to providing the highest levels of service and market quality to the company and its shareholders.”

About Red Hat, Inc.

Red Hat, the world’s leading open source solutions provider, is headquartered in Raleigh, NC with satellite offices spanning the globe. CIOs and other senior-level IT executives have ranked Red Hat as the industry’s most valued vendor for two consecutive years in the CIO Insight Magazine Vendor Value study. Red Hat is leading Linux and open source solutions into the mainstream by making high-quality, low-cost technology accessible. Red Hat provides an operating system platform, Red Hat Enterprise Linux, along with applications, management, and middleware solutions, including JBoss Enterprise Middleware Suite. Red Hat is accelerating the shift to service-oriented architectures and enabling the next generation of web-enabled applications running on a low-cost, secure open source platform. Red Hat also offers support, training and consulting services to its customers worldwide and through top-tier partnerships. Red Hat’s open source strategy offers customers a long term plan for building infrastructures that are based on and leverage open source technologies with a focus on security and ease of management. Learn more: http://www.redhat.com

Forward-Looking Statements

Certain statements contained in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: risks related to the integration of acquisitions; the ability of the Company to effectively compete; the inability to adequately protect Company intellectual property and the potential for infringement or breach of license claims of or relating to third party intellectual property; risks related to data and information security vulnerabilities; ineffective management of, and control over, the Company’s growth and international operations; adverse results in litigation; the dependence on key personnel as well as other factors contained in our most recent Quarterly Report on Form 10-Q (copies of which may be accessed through the Securities and Exchange Commission’s website at http://www.sec.gov), including those found therein under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. In addition, the forward-looking statements included in this press release represent the Company’s views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of the press release.

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